                                                                     Exhibit l.4

                                                                Bingham Dana LLP
                                                              150 Federal Street
                                                Boston, Massachusetts 02110-1726
                                                                    617.951-8000
                                                                    617.951-8736

                                    September 27, 2001

          As special Massachusetts counsel for Nuveen Maryland Dividend Advantage Municipal Fund 2 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 on August 16, 2001.

          In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                      Very truly yours,

                                                      /s/ BINGHAM DANA LLP